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                                                                     Exhibit 4.2

            AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 26th day of February, 1999 (the "Effective Date"), by and among GTECH CORPORATION, a Delaware corporation having its principal place of business in West Greenwich, Rhode Island (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America ("NationsBank"), in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), THE BANK OF NEW YORK, a New York chartered bank, in its capacity as Documentation Agent for the Lenders (in such capacity, the "Documentation Agent"), BANK OF MONTREAL, PARIBAS, FLEET NATIONAL BANK, THE BANK OF NOVA SCOTIA AND BANKBOSTON, N.A., in their capacity as co-agents for the Lenders (in such capacity, the "Co-Agents" and together with the Administrative Agent and the Documentation Agent, the "Agents"), and the Lenders from time to time party to the Credit Agreement (as defined below).

                                   WITNESSETH:

      WHEREAS, the Borrower, the Lenders and the Agents have entered into that certain Amended and Restated Credit Agreement dated as of June 18, 1997 (as amended, modified, restated, amended and restated or supplemented from time to time, the "Credit Agreement"), pursuant to which the Lenders have made available to the Borrower a revolving credit facility; including thereunder a letter of credit facility. Capitalized terms not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement; and

      WHEREAS, the Borrower has requested that the Agents and the Lenders agree to amend the Credit Agreement in certain respects as set forth herein; and

      WHEREAS, the Agents and the Lenders have agreed to amend the Credit Agreement; and

      NOW, THEREFORE, in consideration of the premises and conditions herein set forth, it is hereby agreed as follows:

      1. Amendments to Credit Agreement. The Credit Agreement is hereby amended, effective as of the Effective Date, as follows:

            (a) Section 1.02 of the Credit Agreement is hereby amended by deleting the definition of "Consolidated Shareholders' Equity" and inserting in its place the following:

                  "Consolidated Shareholders' Equity" means, at any time as of which the amount thereof is to be determined, shareholders' equity of the Parent, the Borrower and its Subsidiaries as
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            determined in accordance with Generally Accepted Accounting
            Principles applied on a Consistent Basis; provided, however, that in calculating Consolidated Shareholders' Equity, any amount of Brazilian foreign currency translation adjustment, whether positive or negative, shall be excluded in all cases.

            (b) Section 1.02 of the Credit Agreement is hereby amended by adding each of the following definitions in their proper alphabetical order in the Credit Agreement:

                  "Year 2000 Compliant" means all computer applications
            (including those affected by information received from its suppliers and vendors) that are material to the Borrower's or any of its Subsidiaries' business and operations are able to perform properly date-sensitive functions involving all dates on and after January 1, 2000.

                  "Year 2000 Problem" means the risk that computer applications used by the Borrower or any of its Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

            (c) Section 6.01 of the Credit Agreement is hereby amended by adding the following new subsection (u):

                  (u) The Borrower and its Subsidiaries have (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) have developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, have implemented that plan on a timely basis. The Borrower intends that all computer applications (including those affected by information received from its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will, no later than September 9, 1999, be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

            (d) Section 8.03 of the Credit Agreement is hereby deleted in its entirety and the following new Section 8.03 is inserted in replacement thereof:

                  8.03 Consolidated Shareholders' Equity. Permit at any time
            Consolidated Shareholders' Equity to be less than (a) $200,000,000


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            during the current Fiscal Year and each Fiscal Year to and including the Fiscal Year ending on the last Saturday of February 2000, and
            (b) during each Fiscal Year thereafter, beginning with the Fiscal Year commencing immediately following the last Saturday of February 2000, an amount equal to the sum of (i) the amount of Consolidated Shareholders' Equity required under this Section 8.03 for the immediately preceding Fiscal Year plus (ii) fifty percent (50%) of Consolidated Net Income during the immediately preceding Fiscal
            Year; provided, however, in no event shall the Consolidated Shareholders' Equity requirement be decreased as a result of a net loss of the Borrower and its Subsidiaries (i.e., negative Consolidated Net Income) for any Fiscal Year. Any increase calculated pursuant hereto shall be determined based upon financial statements delivered in accordance with Section 7.01(a) hereof; provided, however such increase shall be deemed effective as of the first day of the Fiscal Year in which such financial statements are delivered.

            (e) The Credit Agreement is hereby amended by adding the following new Section 7.20:

                  7.20 Year 2000 Compliance. In the event the Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on or before September 9, 1999, the Borrower will, promptly upon such discovery or determination, deliver to the Administrative Agent and the Lenders
            (i) a notice setting forth the identity of those applications and/or systems that will not be Year 2000 Compliant on or before September 9, 1999, and the nature of the problem with such applications and/or systems becoming Year 2000 Compliant, and (ii) a summary of the Borrower's plan for of making such applications and/or systems Year 2000 Compliant in a timely manner and in no event later than December 31, 1999. Notwithstanding the foregoing sentence, all computer applications (including those affected by information received from its suppliers and vendors) that are material to the Borrower's or any of its Subsidiaries' business and operations will be Year 2000 Compliant on or before December 31, 1999.

      2. Consent of Guarantors. Each of the Guarantors joins in the execution of this Amendment Agreement for the purposes of consenting to the amendments to the Credit Agreement contained herein and for the further purpose of confirming its guaranty of Obligations (among other things) as provided in the Guaranty Agreement.

      3. Conditions Precedent to Effectiveness. The effectiveness of this Amendment Agreement shall be subject to fulfillment of the following conditions precedent:


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            (a) the Administrative Agent shall have received fifteen (15)
      counterparts of this Amendment Agreement duly executed by the Borrower and the Guarantors.

            (b) the Administrative Agent shall have received evidence from the Borrower either (i) of the existence in the Private Placement Debt documents of a covenant measuring the net worth of the Borrower that is no more restrictive, as determined by the Administrative Agent in its sole discretion, than the Consolidated Shareholders' Equity covenant contained in Section 8.03 of the Credit Agreement, or (ii) that the Private Placement Debt documents do not contain a covenant measuring the net worth of the Borrower.

            (c) the Administrative Agent shall have received, for the benefit of each of the Lenders according to their respective Applicable Commitment Percentages as of the date hereof, an amendment fee equal to one-eighth of one percent (1/8%) of the Total Revolving Credit Commitment as of the date hereof; and

            (d) the Administrative Agent shall have received all other documents, and the Borrower shall have taken all other actions, necessary in the reasonable discretion of the Administrative Agent to effectuate the purpose and intent of this Amendment Agreement.

      4. Representations and Warranties. By its execution and delivery of this Amendment Agreement, the Borrower represents and warrants to the Agents and the Lenders as follows:

            (a) The representations and warranties made by the Borrower in
      Article VI of the Credit Agreement are true and correct on and as of the date hereof;

            (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by the Administrative Agent and the Lenders under Section 7.01 of the Credit Agreement; and

            (c) No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction contemplated hereby would constitute, a Default or an Event of Default on the part of the Borrower under the Credit Agreement.

      5. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set


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forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty.

      6. Full Force and Effect of Credit Agreement and other Loan Documents. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

      7. Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

      8. Credit Agreement. All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby.

      9. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

                            [Signature pages follow.]


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      IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                           BORROWER:

                                           GTECH CORPORATION

                                           By:__________________________________

                                           Name:________________________________

                                           Title:_______________________________


GUARANTORS:

GTECH                      TRANSACTIVE                 GTECH HOLDINGS
RHODE ISLAND               CORPORATION                 CORPORATION
CORPORATION

By:______________________  By:______________________   By:______________________

Name:____________________  Name:____________________   Name:____________________

Title:___________________  Title:___________________   Title:___________________


                                           AGENTS:

                                           NATIONSBANK, NATIONAL ASSOCIATION, as
                                           Administrative Agent for the Lenders

                                           By:__________________________________

                                           Name:________________________________

                                           Title:_______________________________


                                 AMENDMENT NO. 1
                              SIGNATURE PAGE 1 OF 4
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                                          THE BANK OF NEW YORK, as Documentation
                                          Agent for the Lenders

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          LENDERS:

                                          NATIONSBANK, NATIONAL ASSOCIATION

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          THE BANK OF NEW YORK

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          BANK OF MONTREAL

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                 AMENDMENT NO. 1
                              SIGNATURE PAGE 2 OF 4
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                                          PARIBAS

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          FLEET NATIONAL BANK

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          THE BANK OF NOVA SCOTIA

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          BANKBOSTON, N.A.

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                 AMENDMENT NO. 1
                              SIGNATURE PAGE 3 OF 4
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                                          BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          CREDIT LYONNAIS NEW YORK BRANCH

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          MELLON BANK, N.A.

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          COMMERZBANK AG, NEW YORK BRANCH

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                 AMENDMENT NO. 1
                              SIGNATURE PAGE 4 OF 4